EXHIBIT 99.01
PROXY
INTERSIL CORPORATION

Proxy Solicited on Behalf of the Board of Directors

Special Meeting of the Shareholders

May 14, 2002

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS

WHEN PROXY PROOF IS OKAYED PLEASE SIGN & DATE IT HERE

The undersigned shareholder(s) of Intersil Corporation, a Delaware corporation (“Intersil”), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus and hereby appoints Stephen M. Moran and in the alternative, Daniel J. Heneghan, as proxies, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2002 Special Meeting of Shareholders of Intersil to be held on May 14, 2002 at 9:00 a.m., local time, at the Hyatt Regency Hotel, 17900 Jamboree Blvd., Irvine, California 92614, and at any adjournment or postponement thereof, and vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below:

Please mark vote in box in the following manner using dark ink only.  ☒

This proxy will be voted as directed or, if no specification is made, will be voted FOR the proposal to approve the issuance of Intersil Class A common stock in connection with the merger contemplated thereby (the “Merger”) and FOR the proposal to amend Intersil’s Amended and Restated Certificate of Incorporation to increase the maximum number of directors from seven to eight. Furthermore, in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including, if submitted to a vote of the shareholders, a motion to adjourn the special meeting to another time or place for the purpose of soliciting additional proxies.

The Intersil Board of Directors recommends a vote FOR:

The proposal to approve the issuance of Intersil Class A common stock in the merger, as explained in greater detail in the accompanying joint proxy statement/prospectus.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The proposal to amend Intersil’s Amended and Restated Certificate of Incorporation to increase the maximum number of directors from seven to eight, as explained in greater detail in the accompanying joint proxy statement/prospectus.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

I/We plan to attend the special meeting.	☐

I/We will not be attending the special meeting.	☐

Mark here for address change and note corrections at left.	☐

Please sign exactly as your name(s) appear on your stock certificate(s). When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

ACCOUNT NUMBER	SHARES

SIGNATURE	DATE , 2002

Please mark, date, sign and return this proxy card promptly using the enclosed envelope.